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Exhibit 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated May 9, 1997 on the financial statements of Hughes Markets, Inc. and Subsidiaries appearing in the registration statement and to all references to our Firm under the headings "Summary Historical Financial Data of Hughes," "Selected Historical Financial Data of Hughes" and "Experts" included in or made a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP

Los Angeles, California
July 22, 1997